EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Arbor Property Trust:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated March 15, 1996, included in Arbor Property Trust's annual report on Form 10-K for the fiscal year ended December 31, 1995, and to all references to our firm included in this registration statement.






                              ARTHUR ANDERSEN LLP



   Philadelphia, PA
   September 26, 1996